UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 30, 2011

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-3600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 30, 2011, we notified Real Goods Solar, Inc. (“Real Goods Solar”) that we were irrevocably electing to convert our Class B common shares of Real Goods Solar, which have ten votes per share, to Class A common shares of Real Goods Solar, which have one vote per share, effective December 31, 2011. We agreed to effect the conversion in connection with Real Goods Solar’s recent acquisition of Alteris Renewables. As a result of the conversion, our voting ownership will decrease to approximately 37.5% and, thus, we will no longer have financial control of Real Goods Solar, but will retain significant financial influence. Accordingly, effective December 31, 2011, we will deconsolidate Real Goods Solar and will report it as an equity investment on our consolidated balance sheet at December 31, 2011.

Our unaudited pro forma condensed consolidated financial statements and related descriptions of pro forma adjustments and notes reflecting the deconsolidation of Real Goods Solar are attached as Exhibit 99.1. This pro forma information is presented for informational purposes only, as an aid to understanding Gaiam’s historical financial results as if adjusted by the deconsolidation of Real Goods Solar.

Item 9.01. Financial Statements and Exhibits.

(b) The unaudited pro forma consolidated financial statements of Gaiam, Inc. specified in Article 11 of Regulation S-X are attached as Exhibit 99.1.

Exhibit Number	Description

99.1	Gaiam, Inc. unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011and for the year ended December 31, 2010, and unaudited pro forma condensed consolidated balance sheet at September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

By:	/s/ Stephen J. Thomas
Name: Stephen J. Thomas
Title: Chief Financial Officer

Date: December 30, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Gaiam, Inc. unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011and for the year ended December 31, 2010, and unaudited pro forma condensed consolidated balance sheet at September 30, 2011.